Registration No. 333-155718

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-3/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0504461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106
Telephone: (801) 486-5555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David N. Pierce, Chief Executive Officer
FX Energy, Inc.
3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106
Telephone: (801) 486-5555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James R. Kruse
Kruse Landa Maycock & Ricks, LLC
136 East South Temple, Twenty-First Floor, Salt Lake City, Utah 84111
Telephone: (801) 531-7090

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Registration No. 333-155718

Subject to Completion, Dated June 9, 2009

The information in this preliminary prospectus is not complete and may be changed. We may not sell any of the securities being registered until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

FX ENERGY, INC.

_____________

$200,000,000

Common Stock, Preferred Stock, Warrants,

Senior Debt Securities, and Subordinated Debt Securities

_____________

We may offer common stock, preferred stock, warrants, senior debt securities, and subordinated debt securities consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $200,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is quoted on the NASDAQ Global Market under the symbol “FXEN.” On June 8, 2009, the closing price of our common stock was $4.26 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

You should refer to the risk factors included in the periodic reports and other information that are on file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

_____________

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

The date of this prospectus is ____________, 2009.

Registration No. 333-155718

            You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Information Incorporated by Reference.” We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement. If you receive any other information, you should not rely on it.

The information contained in this prospectus and the accompanying prospectus supplement is accurate only as of the dates on the cover pages of this prospectus or the accompanying prospectus supplement, as applicable. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate as of any other date. The information incorporated by reference into this prospectus or the accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference. Any statement made in this prospectus, the accompanying prospectus supplement, or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only to the extent so modified or superseded. See “Information Incorporated by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be set forth in an accompanying prospectus supplement.

Registration No. 333-155718

            Unless the context otherwise requires, all references in this prospectus to “us,” “our,” “we,” “the Company,” or other similar terms include FX Energy, Inc., our subsidiaries, and the entities or enterprises organized under Polish law in which we have an interest and through which we conduct our activities in that country.

AVAILABLE INFORMATION

We are a public company and are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov. In addition, because our stock is listed for trading on the NASDAQ Global Market, you can read and copy reports and other information concerning us at the offices of the NASDAQ Stock Market located at One Liberty Plaza, 165 Broadway, New York, New York 10006.

We filed a registration statement on Form S-3 under the Securities Act with the SEC respecting the securities being offered pursuant to this prospectus. This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

•	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room;

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•	obtain a copy from the SEC website.

Our mailing address is 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, and our Internet address is www.fxenergy.com. Our telephone number is (801) 486-5555. General information, financial news releases, and filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports are available free of charge on the SEC’s website at www.sec.gov. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

THE COMPANY

We are an independent gas and oil exploration and production company with principal production, reserves, and exploration activities in Poland, although we have modest oil production and oilfield service activities in the United States. We believe Poland is a unique international exploration opportunity. Relatively little gas has been discovered in Poland’s sector of the North European Permian Basin, compared to the discoveries in the UK, Dutch, and German sectors. For most of the 20th century, Poland was closed to exploration by foreign gas and oil companies. Consequently, we think the Polish Permian Basin is underexplored and underexploited, and therefore has high potential for discovering significant amounts of gas and oil.

Registration No. 333-155718

Acting on this thesis, we have acquired a large land position and we are conducting a focused exploration program. Independent engineers estimated our total proved gas and oil reserves at 45.9 billion cubic feet of natural gas equivalent, or Bcfe, at year-end 2008. The PV-10 Value of these reserves at year-end 2008 was approximately $118 million, which is equal to approximately $2.79 per share of stock outstanding at year-end. Our gas and oil reserve volumes in Poland have increased at a compound annual growth rate of 34% since 2003 and by 46% in just the last year. Our production volume has increased at an annual rate of 52% from 2005 to 2008. These increases are attributable to our exploration in Poland. With a view to future growth in reserves and production, we now hold 5.4 million gross acres (4.9 million net acres) in Poland.

During 2008, our production volumes declined due to the decline in production from our Wilga well in Poland, although our revenues were relatively stable as a result of generally higher prices during the same period. The completion of production facilities for additional wells in Poland should lead to increased production over 2007 and 2008 levels during 2009.

We are acutely aware of the global economic crisis and we are mindful of the need to stay alert and act reasonably. We believe our business strategy is sound and that our resources and opportunities, carefully managed, will allow us to continue growing through the next several years. See “Adapting to the Global Economic Crisis” below.

References to us in this prospectus include FX Energy, Inc., our subsidiaries, and the entities or enterprises organized under Polish law in which we have an interest and through which we conduct our activities in that country.

We hold substantial acreage in productive fairways or geological trends, primarily in Poland, that we consider underexplored and underdeveloped, where we believe we have the opportunity to find significant gas and oil reserves while mitigating risk through the application of new exploration technology. Our strategy is to:

•	increase production and reserves in our core area;

•	use revenues from our core area to support high potential exploration on our substantial non-core acreage.

We believe Poland has substantial undiscovered hydrocarbon potential. The continuous advances in exploration technology around the world were not immediately applied in Poland during the period it was behind the “Iron Curtain.” Acting on this thesis, we have accumulated a large land position in known productive regions or geologic trends and in selected “rank wildcat” areas in Poland. We have assembled a sophisticated technical team with modern exploration tools and generated a number of attractive gas prospects. This has already begun to bear fruit with several new discoveries on which to build a production base to support our ongoing exploration program in Poland.

Some of our Polish operations are conducted in partnership with the Polish Oil and Gas Company, or POGC. POGC is a fully integrated oil and gas company, which is largely owned by the Treasury of the Republic of Poland. POGC is Poland’s principal domestic oil and gas exploration, production, transportation, and distribution entity. Under our existing agreements, POGC has provided us with access to exploration opportunities, previously collected exploration data, and technical and operational support. We also use geophysical and drilling services provided by POGC and sell our gas production to POGC.

Registration No. 333-155718

            Our current ongoing exploration and development expenditures in Poland, as well as ongoing operating losses, are funded with our working capital resulting from the previous sales of common stock, revenues generated from oil and gas production as well as our oilfield services segment, and draw-downs under our $25 million senior secured credit facility.

We were formed as a Nevada corporation in 1989. Our stock trades on the NASDAQ Global Market under the symbol “FXEN.” Our corporate offices are located at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106 USA. The corporate telephone number is (801) 486-5555. In Montana, we own a 16,160 square foot building located at the corner of Central and Main in Oilmont. We also have an office in Warsaw, Poland, located at Ul. Chalubinskiego 8.

Adapting to the Global Economic Crisis

The impact on the gas and oil industry of the current global economic crisis has been sudden, dramatic, and wide-ranging. As with most companies in this industry, we are not immune from many of the negative effects of this crisis. In the reports incorporated by reference, we identify and discuss some of the following areas of concern, and provide some discussion as to our plans to protect and exploit our assets and continue to methodically increase our shareholder value.

•

Global oil prices have dropped rapidly from unprecedented mid-2008 highs to significantly lower prices at year-end. In Poland, all of our gas production is sold to POGC and is tied to published tariffs for gas sold to wholesale consumers that in turn are based in large part on the historical cost of Russian imported gas. With the recent drop in oil prices, there is a possibility that the cost of imported gas may decline, which in turn may cause the Polish regulator to decrease the cost of gas sold by POGC and thereby reduce the price POGC pays to us.

•	We see a greater impact on our revenues and reserves from the declines in oil prices than from changes in gas prices. The decline in oil prices has the following principal adverse effects:

o	The reduction in oil revenues will impact our ability to execute a robust capital program during 2009.

o

Price declines also reduce both the value and the economic volumes of our proved oil reserves in the United States and led to impairment charges at existing wells, where the estimated year-end 2008 reserve values, calculated at year-end prices, are no longer sufficient to cover the existing capitalized costs.

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We do not know what impact the distress in the banking industry in general, and on the Royal Bank of Scotland, or RBS, in particular, will have on us. Despite the fact that we believe we have reserve volumes and values that would warrant a sizable increase in this facility in normal economic times, there is no guarantee that RBS will, in fact, increase the amount of funds available to us, which may, in turn, restrict the amount of capital we are able to apply in our development programs in Poland.

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Our stock price has declined more than 70% from its 2008 peak and, as of early March 2009, 46% over the preceding 12 months, which may restrict the amount of capital we will be able to apply in our development programs in Poland.

Registration No. 333-155718

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Because of the circumstances discussed above, we are acutely aware of the need to preserve and be judicious in our use of existing capital and are adjusting our capital and operating budgets. We are not initiating new capital projects in 2009 until the commencement of production at our Roszkow well in Poland, and we are reducing cash overhead costs by approximately 10% from 2008 levels, primarily by reducing compensation and other controllable costs.

•

The drop in oil prices and the adjusted timing of our capital budget caused us to record property impairment charges during 2008 of $11.0 million related to two of our recent drilling projects in Poland due to adjustments in the timing of our capital plans and $3.8 million related to our producing oil wells in the United States due to lower reserve values.

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During the past 12 months, the Polish zloty has fluctuated between a low of 2.02 zlotys per U.S. dollar in August of 2008 to a high of 3.88 zlotys per dollar in late February of 2009. As the U.S. dollar strengthens, the U.S. dollar denominated amount of revenue paid in zlotys declines; conversely, when the U.S. dollar weakens, the U.S. dollar denominated amount of revenues paid in zlotys increases. Should exchange rates in effect during early 2009 continue throughout the year, we expect the exchange rates to have a negative impact on our U.S. dollar denominated revenues, but a corresponding positive impact on the U.S. dollar cost of our capital expenditures in Poland.

•

During October 2008, we drew down the remaining $14 million available under our Senior Credit Facility and purchased approximately $14.7 million in Polish zloty forward contracts at a rate which, at the time, was a 52-week low for the zloty. The amount of these forward contracts was matched to our committed capital expenditures in Poland. Further, in connection with contracts maturing in the first quarter of 2009, we recorded an additional loss of approximately $888,000 when we marked them to market at December 31, 2008, at which time the exchange rate was 2.9 zlotys per U.S. dollar.

For additional information concerning our business and affairs, please refer to the documents incorporated by reference that are listed under the caption “Information Incorporated by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we have filed with the Securities and Exchange Commission that are included or incorporated by reference in this prospectus contain statements about the future, sometimes referred to as “forward-looking” statements. Forward-looking statements are typically identified by the use of the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements. We intend that the forward-looking statements will be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Registration No. 333-155718

            Readers of this prospectus are cautioned that any forward-looking statements, including those regarding us or our management’s current beliefs, expectations, anticipations, estimations, projections, strategies, proposals, plans, or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties, such as:

•	whether we will be able to discover and produce oil or gas in commercial quantities from any exploration prospect;

•	whether the quantities of oil or gas we discover will be as large as our initial estimate of an exploration target area’s gross unrisked potential;

•	whether actual exploration risks will be consistent with our forecasts;

•	whether our efforts to acquire new or expand existing exploration or development prospects will be successful or will be successful on terms favorable to us;

•	future drilling and other exploration schedules and sequences for wells and other activities;

•	the future results of drilling individual wells and other exploration and development activities;

•	future variations in well performance as compared to initial test data;

•	the ability to economically develop and market discovered reserves;

•	the prices at which we may be able to sell oil or gas;

•	foreign currency exchange rate fluctuations;

•	exploration and development priorities and the financial and technical resources of POGC, our principal joint venture and strategic partner in Poland;

•	uncertainties inherent in estimating quantities of proved reserves and actual production rates and associated costs;

•	future events that may result in the need for additional capital;

•	the cost and availability of additional capital that we may require and possible related restrictions on our future operating or financing flexibility;

•	our future ability to attract industry or financial participants to share the costs of exploration, exploitation, development, and acquisition activities;

•	future plans and the financial and technical resources of industry or financial participants;

•	uncertainties of certain terms to be determined in the future relating to our oil and gas interests, including exploitation fees, royalty rates, and other matters;

•	uncertainties regarding future political, economic, regulatory, fiscal, taxation, and other policies in Poland and the European Union; and

•	other factors that are not listed above.

Registration No. 333-155718

            Discussions containing these forward-looking statements may be found, among other places, in this prospectus under the captions “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus except as required by law. Before deciding to purchase our securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus and in the documents incorporated by reference.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our quarterly report on Form 10-Q for the quarter ended March 31, 2009, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments, and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

Registration No. 333-155718

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the periods indicated as follows:

	Three Months Ended	Year Ended December 31,
	March 31, 2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges and preferred stock dividends (b)	(a)	(a)	(a)	(a)	(a)	(a)

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(a)

The ratio indicates a less than one-to-one coverage because the earnings were inadequate to cover fixed charges for the 2009, 2008, and 2007 periods, and the ratio was not applicable during the 2006, 2005, and 2004 periods as we incurred no fixed charges. We had no historical earnings for the period ended March 31, 2009, and for the years ended December 31, 2008, 2007, 2006, 2005, and 2004 to apply toward our fixed charges. The amounts of the deficiencies were $(24.4) million for the period ended March 31, 2009, and $(54.0) million, $(11.7) million, $(13.8) million, $(11.4) million, and $(12.6) million in 2008, 2007, 2006, 2005, and 2004, respectively, for the ratio of earnings to fixed charges and preferred stock dividends. We had fixed charges related to long-term debt of $0.1 million for the period ended March 31, 2009, and $0.7 million, $0.4 million, $0, $0, and $0 in 2008, 2007, 2006, 2005, and 2004, respectively. These ratios are based on continuing operations. “Earnings” is determined by adding:

•	income before income taxes, and
•	fixed charges, net of interest capitalized.

“Fixed charges” consist of interest (whether expensed or capitalized), and, if appropriate, that portion of rentals considered to be representative of the interest factor. “Fixed charges and preferred stock dividends” represent fixed charges (as described above) and preferred stock dividend requirements of FX Energy.

(b)	No Preferred Stock outstanding.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock (including 1,000,000 shares of Series A Participating Preferred Stock), $0.001 par value.

Common Stock

As of June 8, 2009, we had 42,451,978 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders’ meetings, except with respect to certain matters for which a greater percentage quorum is required by statute.

Registration No. 333-155718

            Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future. In certain cases, common stockholders may not receive dividends, if and when declared by the board of directors, until we have satisfied our obligations to any preferred stockholders.

The board of directors has authority to authorize the offer and sale of additional authorized but unissued securities without the vote of or notice to existing stockholders, and it is likely that additional securities will be issued to provide future financing. The issuance of additional securities could dilute the percentage interest and per share book value of existing stockholders.

Preferred Stock

Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company and voting rights, if any.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

•	the liquidation preference of the preferred stock; and

•	any additional rights, preferences, and limitation of the preferred stock.

Registration No. 333-155718

            The description of the terms of a series of preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to that series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or as a document incorporated by reference.

Any preferred stock will, when issued, be fully paid and nonassessable.

Series A Participating Preferred Stock

We are authorized to issue 1,000,000 shares of Series A Participating Preferred Stock. Such preferred stock is nonredeemable and subordinate to any other series of our preferred stock that may at any time be issued. We currently do not have any preferred stock outstanding. The Series A Participating Preferred Stock is authorized for issuance pursuant to the preferred stock purchase rights that trade with the common stock, as described below. Each share of Series A Participating Preferred Stock is entitled to receive, when, as and if declared, a dividend in an amount equal to one hundred times the cash dividend declared on each share of common stock and one hundred times any noncash dividends declared with respect to each share of common stock, in like kind, other than a dividend payable in shares of common stock. In the event of liquidation, the holder of each share of Series A Participating Preferred Stock shall be entitled to receive a liquidation payment in an amount equal to one hundred times the liquidation payment made per share of our common stock. Each share of Series A Participating Preferred Stock has one hundred votes, voting together with the common stock and not as a separate class, unless otherwise required by law or our articles of incorporation. In the event of any merger, consolidation, or other transaction in which shares of our common stock are exchanged, each share of Series A Participating Preferred Stock is entitled to receive one hundred times the amount received per share of our common stock.

Each share of our common stock includes one right (a Right) that entitles the registered holder to purchase from us one one-hundredth (1/100) of a share of Series A Participating Preferred Stock at an exercise price of $100 per Right, subject to adjustment to prevent dilution. Initially the Rights will not be exercisable, certificates for the Rights will not be issued, and unless and until the Rights become exercisable, they will be transferred with and only with the shares of common stock. The Rights are exercisable on the separation date, which will occur on the earlier of: (i) 10 calendar days following a public announcement that certain persons or groups have acquired 20% or more of our outstanding voting shares; (ii) 10 calendar days following the commencement or public announcement of the intent of any person to acquire 20% or more of our outstanding voting shares; or (iii) such later date as may be fixed by the board of directors. Following the separation date, certificates representing the Rights will be mailed to holders of record of common stock and thereafter such certificates alone will evidence the Rights. If any person acquires more than 20% of our outstanding common stock or we engage in certain business combinations, other than pursuant to a tender or exchange offering for all shares of common stock approved by the board of directors, the Rights become exercisable for common stock, in lieu of Series A Participating Preferred Stock, by paying one half of the exercise price of the Right for a number of shares of our common stock having an aggregate market price equal to such exercise price. Any Rights that are or were beneficially owned by a person that has acquired 20% or more of the outstanding common stock will become void.

Registration No. 333-155718

            We may redeem the Rights at $0.01 per Right at any time until 10 business days after public announcement that a person has acquired 20% or more of the outstanding shares of our common stock, provided that the redemption is approved by our Rights Redemption Committee, a committee consisting of at least three continuing directors, a majority of whom are not our employees. The Rights will expire on April 4, 2017, unless earlier redeemed by us. Unless the Rights have been previously redeemed, all shares of common stock issued by us will include Rights. As long as the Rights are redeemable, the Rights Redemption Committee without further stockholder approval may, except with respect to the exercise price or expiration date of the Rights, amend the Rights in any matter that, in the opinion of the board of directors, does not materially adversely affect the interests of holders of the Rights.

The stockholders’ Rights Agreement contemplates that we will reserve a sufficient number of authorized but unissued shares of common stock to permit the exercise in full of the Rights granted to the current stockholders should these Rights become exercisable.

Transfer Agent and Registrar

Our transfer agent and registrar is Fidelity Transfer Company, 8915 South 700 East, Suite 102, Sandy, Utah 84070 and can be reached at (801) 562-1300.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, preferred stock, or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	antidilution provisions of the warrants if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

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•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	antidilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon conversion or exchange of preferred stock or upon exercise of a debt warrant, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indentures under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities. The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement.

The debt securities will be issued under indentures between us and a trustee that will be named in the applicable prospectus supplement, and may be supplemented or amended from time to time following its execution. The indentures, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939.

The forms of indentures give us broad authority to set the particular terms of each series of debt securities issued thereunder, including the right to modify certain of the terms contained in the indentures.

Except to the extent set forth in a prospectus supplement, the indentures do not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

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General

The indentures will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued in one or more series, in such form or forms, with such terms, and up to the aggregate principal amount that we may authorize from time to time. Our board of directors will establish the terms of each series of debt securities, and such terms will be set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer (to the extent applicable to the debt securities):

•

the title and designation of the debt securities (which shall distinguish debt securities of one series from debt securities of any other series), including whether the debt securities shall be issued as senior debt securities, senior subordinated debt securities, or subordinated debt securities, any subordination provisions particular to such series of debt securities, and whether such debt securities are convertible and/or exchangeable for other securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities;

•	the date or dates (whether fixed or extendable) on which the principal of the debt securities is payable or the method of determination thereof;

•

the rate or rates (which may be fixed, floating, or adjustable) at which the debt securities shall bear interest, if any, the method of calculating the rates, the date or dates from which interest shall accrue or the manner of determining those dates, the interest payment dates on which interest shall be payable, the record dates for the determination of holders to whom interest is payable, and the basis upon which interest shall be calculated if other than that of a 360-day year;

•

the place or places where the principal and premium, if any, make-whole amount, if any, and interest on the debt securities, if any, shall be payable, where the holders may surrender debt securities for conversion, transfer, or exchange and where notices or demands to or upon us may be served;

•	any provisions relating to the issuance of the debt securities at an original issue discount;

•

the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise (including the form or method of payment if other than in cash);

•

our obligation, if any, to redeem, purchase, or repay the debt securities pursuant to any mandatory redemption, sinking fund, or analogous provisions, or at the option of a holder, the price at which, the period within which, and the terms and conditions upon which the debt securities shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligation (including the form or method of payment thereof if other than in cash) and any provisions for the remarketing of the debt securities;

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•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of the maturity or provable in bankruptcy or, if applicable, the portion of the principal amount that is convertible or exchangeable in accordance with the provisions of the debt securities or the resolution of our board of directors or any supplemental indenture pursuant to which such debt securities are issued;

•	any events of default with respect to the debt securities, in lieu of or in addition to those set forth in the indentures and the remedies therefor;

•

our obligation, if any, to permit the conversion or exchange of the debt securities of such series into common shares or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion shall be effected (including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments, and any other provision relative to such obligation) and any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or any other agents with respect to the debt securities;

•	the currency or currency units, including composite currencies, in which the debt securities shall be denominated if other than the currency of the United States of America;

•

if other than the currency or currency units in which the debt securities are denominated, the currency or currency units in which payment of the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities shall be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the determination of the principal amount outstanding);

•

if the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities is to be payable, at our election or the election of a holder, in currency or currency units other than that in which the debt securities are denominated or stated, the period within which, and the terms and conditions upon which, such election may be made and the time and manner of and identity of the exchange rate agent with responsibility for determining the exchange rate between the currency or currency units in which the debt securities are denominated or stated to be payable and the currency or currency units in which the debt securities will be payable;

•

if the amount of the payments of principal of, premium, if any, make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which the amount shall be determined from that index;

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•

whether and under what circumstances we will pay additional amounts on the debt securities held by foreign holders in respect of any tax, assessment, or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

•

if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents, or conditions;

•	any other affirmative or negative covenants with respect to the debt securities, including certain financial covenants;

•

whether the debt securities shall be issued in whole or in part in the form of one or more global securities and the depositary for the global securities or debt securities, the circumstances under which any global security may be exchanged for debt securities registered in the name of any person other than the depositary or its nominee, and any other provisions regarding the global securities;

•	whether the debt securities are defeasible; and

•	any other terms of a particular series.

Unless otherwise indicated in the prospectus supplement relating to the debt securities, the principal amount of and any premium, make-whole amount, or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium, make-whole amount, or interest required to be made on an interest payment date, redemption date, or at maturity that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that at the time of issuance is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

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Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Modification of the Indentures

We and the trustee may modify the indentures with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indentures discharged and under which the indenture obligations will be deemed to be satisfied.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, including:

•

failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration, or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•	certain events relating to our bankruptcy, insolvency, or reorganization; and

•	certain cross defaults.

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            If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

The trustee under the indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method, and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability, or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee, and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder, and to institute suit for the enforcement of such rights.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

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Concerning the Trustee

We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by the laws of the state of Utah.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Information regarding material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. Prospective purchasers of securities are urged to consult their own tax advisers prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	through underwriters or dealers for resale to the public or to institutional investors;

•	directly to a limited number of institutional purchasers or to a single purchaser;

•	through agents; or

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers, or agents;

•	the purchase price of such securities and the proceeds to us from such sale;

•	any underwriting discounts, agency fees, and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions that may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed; and

•	the securities exchange on which the securities may be listed, if any.

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If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent. Further, unless otherwise so stated, the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

If dealers are used in the sale of any securities, we will sell the securities to the dealers as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase in accordance with a redemption or repayment pursuant to their terms or otherwise by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.

Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters will not be obligated to make a market in any securities. We can give no assurance regarding the activity of trading in, or liquidity of, any securities.

Agents, dealers, underwriters, and remarketing firms may be entitled under agreements entered into with us to indemnification by us, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters, and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

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            Each series of securities will be a new issue and other than the common stock, which is quoted on the NASDAQ Global Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

LEGAL MATTERS

Kruse Landa Maycock & Ricks, LLC, Salt Lake City, Utah, will pass upon the validity of any securities that we offer pursuant to this prospectus. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of our proved Polish gas reserves as of December 31, 2008, incorporated by reference into this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, were prepared by by RPS Energy, an independent engineering firm in the United Kingdom. Estimates of our proved United States oil reserves as of December 31, 2008, incorporated by reference into this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, were prepared by Larry Krause Consulting, an independent engineering firm in Billings, Montana.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus.

Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities covered by this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009; and

•	our Current Reports on Form 8-K filed on February 12, February 17, February 18, February 25, March 4, March 12, March 17, March 18, April 15, April 20, May 7, May 11, May 13, and May 28, 2009.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: FX Energy, Inc., 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, telephone number (801) 485-5555.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to FX Energy, Inc., contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

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FX ENERGY, INC.
Table of Contents

Section	Page

About this Prospectus	2
Available Information	3	$200,000,000
The Company	3
Forward-Looking Statements	6	Common Stock
Risk Factors	8	Preferred Stock
Use of Proceeds	8	Warrants
Ratio of Earnings to Fixed Charges	9	Senior Debt Securities
Description of Capital Stock	9	Subordinated Debt Securities
Description of Warrants	12
Description of Debt Securities	14
Material Federal Income
Tax Consequences	20
Plan of Distribution	20
Legal Matters	22
Experts	22
Information Incorporated
by Reference	23

		PROSPECTUS

Investors should rely on the information contained in this prospectus. We have not authorized anyone to provide different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction.

		______________, 2009

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We will pay all expenses incident to the offering and sale to the public of the securities being registered other than any commissions and discounts of underwriters, dealers, or agents and any transfer taxes. Such expenses are set forth in the following table:

Securities and Exchange Commission filing fee*	$5,345
Printing expenses	--
Counsel fees and expenses	20,000
Accounting fees and expenses	7,500
Stock exchange listing fees	--
Fees of trustee, registrar and transfer agent	--
Miscellaneous expenses	--
Total	$32,845

_______________

*Actual expenses; all other expenses are estimates.

Item 15. Indemnification of Directors and Officers.

Article VI of our restated articles of incorporation provides that to the fullest extent permitted by the Nevada Revised Statutes or any other applicable law, as now in effect or as it may hereafter be amended (“Nevada Law”), we shall indemnify directors and may indemnify our officers, employees, or agents to the extent authorized by our board of directors and in the manner set forth in our bylaws.

Subsection 1 of Section 78.7502 of Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of Nevada Law or if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.138 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

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            Section 8.01 of our bylaws provides that we shall indemnify any officer or director and may indemnify any other person to the fullest extent permitted by law as the same exists or may hereafter be amended (but in the case of any amendment, only to the extent that such amendment permits the corporation to provide broader indemnification than was permitted prior to such amendment). Further, to the extent permitted by Nevada Law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by us in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as our board of directors deems appropriate.

We have also entered into indemnification agreements with each of our directors and executive officers under which we agree to indemnify them to the full extent permitted by law, notwithstanding any subsequent change in control or change to the indemnification provisions of applicable law, including the obligation to advance defense and other costs to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. (See “Item 17. Undertakings.”)

Item 16. Exhibits

The following documents are included as exhibits to this Registration Statement, pursuant to Item 601 of Regulation S-K:

Exhibit Number*	Title of Document	Location
Item 1.	Underwriting Agreement
1.01	Form of Underwriting Agreement

To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Item 4.	Instruments Defining the Rights of Holders, Including Indentures
4.01	Specimen stock certificate	Incorporated by reference from the annual report on Form 10-K for the period ended December 31, 2006, filed March 13, 2007.

4.05	Form of Indenture for Senior Debt Securities	This filing.

4.06	Form of Indenture for Subordinated Debt Securities	This filing.

Registration No. 333-155718

Exhibit Number*	Title of Document	Location
4.07	Form of Supplemental Indenture or other instrument establishing the issuance of one or more series of debt securities (including form of debt security)

To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

4.08	Form of Certificate of Designation of one or more series of Preferred Stock

To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

4.09	Form of Warrant

To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Item 5.	Opinion re: Legality
5.01	Opinion of Kruse Landa Maycock & Ricks, LLC

Form of opinion in this filing; signed opinion to be filed subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Item 12.	Statements re: Computation of Ratios
12.01	Computation of ratio of earnings to fixed charges	This filing.

Registration No. 333-155718

Exhibit Number*	Title of Document	Location
Item 23.	Consents of Experts and Counsel
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	This filing.

23.02	Consent of Larry D. Krause, Petroleum Engineer	Incorporated by reference from the initial filing of this registration statement on Form S-3 filed November 26, 2008.

23.03	Consent of RPS Energy Limited, Petroleum Engineers	Incorporated by reference from the initial filing of this registration statement on Form S-3 filed November 26, 2008.

23.04	Consent of Kruse Landa Maycock & Ricks, LLC (contained in form of opinion filed as Exhibit 5.01)

To be included in the executed opinion to be filed subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Item 24.	Power of Attorney
24.01	Power of Attorney	Incorporated by reference from the initial filing of this registration statement on Form S-3 filed November 26, 2008 (included on the signature page).

Item 25.	Statement of Eligibility of Trustee
25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

____________________

*

The number preceding the decimal indicates the applicable SEC reference number in Item 601, and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

Registration No. 333-155718

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

Registration No. 333-155718

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Registration No. 333-155718

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Salt Lake City, state of Utah, on June 9, 2009.

FX ENERGY, INC.

Date: June 9, 2009	By:	/s/ David N. Pierce
David N. Pierce
President and Chief Executive Officer

Date: June 9, 2009	By:	/s/ Clay Newton
Clay Newton
Principal Accounting and Financial Officer